UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2022

TATTOOED CHEF, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38615	82-5457906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6305 Alondra Blvd.

Paramount, CA 90723

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (562) 602-0822

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TTCF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 10, 2022, the Compensation Committee of Tattooed Chef, Inc., a Delaware corporation (“Tattooed Chef” or the “Company”), authorized the grant of equity incentive awards totaling 1,160,000 shares of the Company’s common stock to four employees, including the Chief Financial Officer and one named executive officer (the President – Italy), collectively referred to herein as the “Executives.” The grants to the Executives took the form of restricted common stock grants.

The grants to the Executives were made on August 10, 2022. The closing price of a share of the Company’s common stock on The Nasdaq Stock Market on that day was $7.02.

The name and title of each Executive, type of grant and number of shares are set forth below:

Name	Title	Type of Grant	Number of Shares
Stephanie Dieckmann	Chief Financial Officer	Restricted stock grant, 1/3 vested on the grant date, and 1/3 on each of the next two anniversaries of the grant date	340,000
Giuseppe Bardari	President – Italy	Restricted stock grant, 1/3 vested on the grant date, and 1/3 on each of the next two anniversaries of the grant date	120,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tattooed Chef, Inc.

	By:	/s/ Salvatore Galletti
Dated: August 15, 2022		Name:	Salvatore Galletti
		Title:	Chief Executive Officer and Chairman of the Board

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